This Employment Agreement (the "Agreement") is made, effective November __, 1999, by and between Christopher R. Seelbach, an individual residing at 44 Woodcrest Ave., Short Hills, New Jersey 07078, Social Security Number:
________________________ ("Employee") and CallNOW.com, Inc., a Delaware corporation, with offices at 50 Broad Street, New York, New York 10004 (the "Company").

W I T N E S S E T H:
--------------------

     WHEREAS, the Company is engaged in offering telecommunications services through its e-commerce Web site; and

     WHEREAS, the Employee represents that he possesses certain professional qualifications which enable him to perform the Duties referred to below; and

     WHEREAS, the Company has the desire to continue the Employee's professional services as a full-time employee of the Company; and

     WHEREAS, the Company and the Employee desire to enter into this Agreement to replace in its entirety that certain Employment/Consulting Agreement, dated November 1, 1998, between the Company and the Employee (the "1998 Agreement");

     NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants, and the monetary consideration, the fairness and adequacy of which are hereby acknowledged, herein contained, the parties hereto agree as follows:

I.  EMPLOYEE'S TITLE AND DUTIES

    A. The Employee shall initially carry the title of Chief Operating Officer and Acting Chief Financial Officer ("Acting CFO"). The Board of Directors may change the titles of any officers and employees at any time, if it believes such change to be in the best interest of the Company.

    B. Employee will report to the Chief Executive Officer of the Company and the Company's Board of Directors.

    C. Employee will devote all of his professional time to the performance of his duties hereunder.

    D. Employee will perform any duties as may be assigned by the Chief Executive Officer or the Company's Board of Directors.

II. OTHER TERMS OF ENGAGEMENT
    A. Compensation

       1. In consideration of Employee's performance of professional services as specifically set forth and for the Term herein, the Company shall pay the Employee a Base Salary of $10,000 per month, payable in two equal installments each month, subject to the provisions of Section V.B. below. When the Company consummates the public offering pursuant to that

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           registration statement on Form S-1, Registration No. 333-88065, the
           Employee's Base Salary will be increased to $14,000 per month for so long as Employee is both Chief Operating Officer and Acting CFO, and $12,000 per month during such period that Employee is not Acting CFO. When the Company's revenues reach $1,000,000 per month, the Employee's Base Salary will be increased to $15,000 per month. Employee shall also be entitled to participate in any Bonus Plan instituted by the Company, provided, however, it is understood that the Compensation Committee or, if no Compensation Committee, the Board, will determine bonuses separately for each individual in accordance with their contributions and performance, and not on the basis of a standard percentage of salary.

        2. In addition to the foregoing, the Employee shall also be reimbursed for all reasonable out-of-pocket expenses actually incurred by him in the furtherance of his engagement hereunder, including travel expenses, etc. Such expenses shall be reimbursed upon submission to the Company of invoices containing original receipts for all such expenditures, and upon review by the Company with respect to the reasonable nature thereof. The Company reserves the right to dispute any such expenses as unreasonable, or not incurred, or fully incurred, in connection with his employment. Expenses in excess of $200.00 must be pre-approved by the Chief Executive Officer or a member of the Board of Directors of the Company.

        3. The Employee shall also receive a grant of non-qualified stock options in connection with each equity financing that the Company consummates. The Employee will be granted options to purchase that number of shares equal to five percent (5%) of the number of shares issued pursuant to such financing. These non-qualified options shall be issued under the terms of the Company's Stock Option Plan, including the right to make payment of the exercise price of such options in accordance with Section 5.4 of the Stock Option Plan, except for the following terms:

               (a) the exercise price shall equal the purchase price paid by the investor for such equity (in the case of a public offering, the exercise price shall equal the public offering price), and

               (b) these options shall vest twelve (12) months from the dates of grant, provided, however, that Employee has a continuous employment relationship with the Company during such twelve (12) month period. Notwithstanding the foregoing provision of this paragraph (b), the rights granted to Employee in the second-to-last sentence of section 6 of the 1998 Agreement (a copy of which is attached to this Agreement as Exhibit A, and such sentence of which is incorporated by reference into this Agreement) shall remain in effect for the Term of this Agreement and apply as if specifically included herein, and

               (c) these options shall have an exercise term of five years from the dates of grant, regardless of whether Employee has a continuous employment relationship with the Company during such five (5) year period.

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           Notwithstanding anything herein to the contrary,

               (d) in the event that Employee either terminates his own obligations hereunder or is terminated for Cause, the standard provisions of the Stock Option Plan will determine the remaining term for exercise and forfeiture of his options, and

               (e) if Employee is terminated without Cause or if this Agreement expires pursuant to its terms, the exercise term shall remain at five years from the date of grant, as specified in this Section
               II. A. 3.

           For purposes of this entire Agreement, termination for "Cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, gross misconduct, or breach of Section III of this Agreement.

           NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE EMPLOYEE'S RIGHT TO RECEIVE OPTIONS UNDER THIS SECTION II. A.3 SHALL BE TERMINATED AND BE OF NO FURTHER EFFECT IMMEDIATELY FOLLOWING THE EARLIER OF (i) THE CONSUMMATION OF THE COMPANY'S PUBLIC OFFERING PURSUANT TO THAT REGISTRATION STATEMENT ON FORM S-1, REGISTRATION NO. 333-88065 OR
           (ii) ANY OTHER PUBLIC OFFERING OF SECURITIES BY THE COMPANY OR (iii) OCTOBER 31, 2000.

        4. Employee shall also be entitled to participate in any broader qualified or unqualified incentive option plan or program offered to other employees, provided that the Compensation Committee will determine for each employee the number, if any, of future options or other benefits to be granted under such plan or program, and any options granted pursuant thereto shall be in complete accordance with the terms of the Company's Stock Option Plan, and not in accordance with any conflicting terms set forth in this Agreement.

        5. With respect to the options previously granted to the Employee pursuant to the 1998 Agreement, it is hereby agreed that to the extent any provision in the 1998 Agreement is either silent or ambiguous, then such provision shall be construed in accordance with the Company's Stock Option Plan and that the Employee is granted the right to make payment of the exercise price of such options in accordance with Section 5.4 of the Company's Stock Option Plan

        6. It is agreed that, pursuant to the provisions of 1998 Agreement Employee has, at the date hereof, become entitled to receive options to purchase (a) 193,750 shares, which options have vested prior to the date hereof; and (b) 89,075 shares, which have not yet vested as of the date hereof. It is hereby confirmed that as regards all options granted to Employee prior to the date hereof, the exercise term shall be 5 years from the dates of grant, regardless of whether this Agreement is renewed. As regards all options granted to Employee prior to the date hereof that have not vested prior to the date hereof, such options shall vest twelve (12) months from the dates of grant, provided, however, that Employee has a continuous employment relationship with the Company

                                                                    PAGE 3 OF 11

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           during such twelve (12) month period. Notwithstanding the foregoing provision of this paragraph, the rights granted to Employee in the second-to-last sentence of section 5 of the 1998 Agreement (such sentence of which is incorporated by reference into this Agreement) shall remain in effect for the Term of this Agreement and apply as if specifically included herein.

        7. The Employee acknowledges that he is not entitled to any further compensation of any kind beyond that discussed in this Section II.

    B. Employee shall be entitled to participate in any group health and/or life insurance plans, and any other benefits, including all sick days and paid holidays, offered to other employees of the Company, and to vacations pursuant to the following schedule:

        1. During the initial Term, Employee shall be entitled to four (4) weeks of paid vacation, in accordance with the Company's policies, as may be amended from time to time, provided however, that the Employee shall take no more than two (2) weeks of consecutive vacation, and that the timing of any vacation must be coordinated and approved by the Chief Executive Officer, which approval will not be reasonably withheld.

        2. If the Agreement is continued for an additional Term, Employee shall be entitled to four (4) weeks of paid vacation, in accordance with the Company's policies, as may be amended from time to time, provided however, that the Employee shall take no more than two (2) weeks of consecutive vacation, and that the timing of any vacation must be coordinated and approved by the Chief Executive Officer, which approval will not be reasonably withheld.

    C.  Location for Performance of Employee's Services

           The Employee shall perform the services required hereunder at such location or locations as may be reasonably useful for the efficient completion of Employee's assignment(s); provided, however, that the Employee acknowledges and agrees that, in connection with his engagement hereunder, he may be required to travel on behalf of the Company.

    D.  No Restriction of Performance

           Employee represents and warrants that Employee is under no obligation, by written agreement or otherwise, to any third party which would prohibit Employee from rendering services hereunder.

III. CONFIDENTIALITY

     A. "Proprietary Information" shall mean all information (financial, technical, or otherwise) in whatever form (tangible, verbally communicated or otherwise) which is generated by and of which is disclosed to the Employee by the Company or any of its officers, employees or directors subsequent to the date of his initial engagement as consultant of the Company, May 1, 1998 (the "Initial Employment Date") and relates in any way to the Company or the subject matter of the services

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        to be provided by the Employee, including, without limitation, trade secrets, discoveries, ideas, concepts, know-how, techniques, diagrams, flow charts, data, computer programs, algorithms, codes, solutions, tools, marketing and development plans, customer or investor names and other technical or business information, information regarding existing and/or contemplated products, processes, techniques or know-how, or any data or information developed by the Employee pursuant to the performance of Employee's services hereunder.

     B. "Proprietary Information" shall also include any such information which is disclosed to the Employee by the Company or any of its officers, employees or directors, orally, by samples or demonstrations of processes or equipment to the Employee subsequent to the Initial Employment Date.

    C. Notwithstanding anything herein contained, "Proprietary Information" shall not include:

        1. information which is or comes into the public domain (provided that the information in the public domain has not or does not come into the public domain as the result of wrongful disclosure by the Employee);

        2. information which is known to the Employee prior to disclosure by the Company and can be shown by the Employee's written records to have been known to Employee prior to such disclosure; and

        3. information which is subsequently lawfully obtained by the Employee from a third party where such third party is not known by the Employee to be under any obligation of confidentiality to the Company.

    D. During Employee's employment hereunder and for a period of three (3) years from the termination of Employee's services, Employee hereby agrees that Employee shall:

        1. maintain such Proprietary Information in confidence and abstain from any use of Proprietary Information, other than for purposes of performing Employee's services as specified herein without the prior written consent of the Company;

        2. abstain from copying such Proprietary Information for other than use in the performance of his duties hereunder;

        3. limit dissemination of the Proprietary Information to individuals in the employ of, or consultants to, the Company who have executed agreements in writing which acknowledge their obligation to maintain the secrecy of such Proprietary Information; and

        4. make no disclosure of Proprietary Information to any other person without the prior written consent of the Company.

    E. Employee covenants to keep the terms of this agreement confidential and not to disclose any of its terms or contents to anyone other than (i) his attorneys or accountants who shall be similarly bound by this covenant, (ii) as required by law or ordered by a court of competent jurisdiction, or (iii) in the course of making good faith application for credit, (iv) as necessary in the course of discussions with prospective employers or prospective partners in a business venture. Employee acknowledges that any breach of this covenant shall constitute grounds for termination for Cause pursuant to Section V.B. hereof.

                                                                    PAGE 5 OF 11

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IV. INTELLECTUAL PROPERTY RIGHTS

    A. Any reports, data, presentations, discoveries, inventions, software codes, programming methods, programs, algorithms, tools or ideas made or conceived by the Employee in connection with or during the performance of services for the Company shall be the property of the Company, and the Employee shall have no interest of any kind therein, and the Employee, without further charge to the Company other than payment by the Company to the Employee at the rate of $100 per hour for time involved in the event this Agreement shall have terminated, shall execute, acknowledge, and deliver to the Company all such further papers, including applications for trademark or copyright protection as may be necessary to enable the Company to publish or protect said reports, data, presentations, and ideas or the embodiment thereof by trademark or copyright or otherwise in any and all countries and to vest title to said trademarks, copyrights, reports, data, or presentations, and ideas in the Company or its nominees, their successors or assigns, and shall render all such assistance as the Company may require in proceeding or litigation involving said inventions, improvements, presentations, or ideas.

    B. Any work, copyrightable or otherwise, created by the Employee in connection with or during the performance of services shall be considered a work made for hire, whether published or unpublished, and all rights therein shall be the property of the Company as employer, author and sole owner of copyright in such work. The Employee, without charge to the Company other than payment by the Company to the Employee at the rate of $100 per hour for time involved in the event Employee's engagement hereunder shall have terminated, but at the Company's expense shall duly execute, acknowledge, and deliver to the Company all such further papers, including assignments and applications for copyright registration or renewal, as may be necessary to enable the Company to publish or protect said works by copyright or otherwise in any and all countries and to vest title to said works in the Company, or its nominees, their successors or assigns, and shall render all such assistance as the Company may require in any proceeding or litigation involving the rights of said works.

    C. The provisions of this Section IV shall not apply to such portions of the Employee's reports as may contain tables, data or other information which the Employee has obtained from third parties (provided such third party is not known by the Employee to be under any obligation of confidentiality to the Company), or from the Employee's files, data banks or other reports dating prior to the Initial Employment Date, or to programs and methodologies which are not related to the business, or any business opportunity, of the Company.

V.  TERM AND TERMINATION

    A. This Agreement shall be in full force and effect from the date first written above and the entire Agreement shall terminate one year from such date (the "Term"), unless earlier terminated pursuant to other provisions contained herein, including the provisions of paragraphs B through E of this Section V. This Agreement will automatically renew for one additional year unless the Company provides the Employee with written notice to the contrary at least 60 days prior to the expiration of the initial Term.

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    B.  The Company shall have the right to terminate the Employee, with or without Cause, at any time by giving written notice to the Employee, such termination to be effective at the time such notice is given by the Company. In such event, the Company's obligations under this Agreement, except as set forth in those options granted prior to the date of termination and surviving termination pursuant to other provisions herein, shall be terminated, including without limitation, its obligations to make the payments set forth in Section II. In the case of termination under this Section V.B., all of the Employee's obligations (other than those set forth in Sections III, IV, VI.B and VI.C. hereof) hereunder shall terminate at the time the termination of the Company's obligations becomes effective.

    C. The Employee may terminate his obligations hereunder (other than those set forth in Sections III, IV, VI.B. and VI.C. of this Agreement) by giving the Company written notice of such termination, provided such termination shall not take effect until the expiration of thirty (30) days from the date such notice is given. The Employee agrees to complete any assignments then in progress and to cooperate fully with the Company in the termination of his obligations under this Agreement. In the case of any termination under this Section V.C., the Employee's obligations hereunder (other than those set forth in Sections III, IV, VI.B. and VI.C. of this Agreement) shall terminate and all of the Company's obligations hereunder, including without limitation its obligations to make the payments set forth in Section II (except with respect to the amounts payable prior to such termination, and except as set forth in those options vested prior to the date of termination and surviving termination pursuant to other provisions herein,), shall terminate at the time the termination of the Employee' obligations (other than those set forth in Sections III, IV, VI.B. and VI.C. of this Agreement) become effective.

    D. This Agreement shall terminate (other than the obligations of the Employee set forth in Sections III, IV, VI.B. and VI.C. of this Agreement) upon the expiration of the Term. In the case of any termination under this Section V, the Employee's obligations hereunder (other than the obligations of the Employee set forth in Sections III, IV, VI.B. and VI.C. of this Agreement) shall terminate. Upon such termination of the Employee's obligations, all of the Company's obligations hereunder, including without limitation its obligations to make the payments set forth in Section II shall terminate, provided, however that its obligations with respect to amounts payable prior to such termination and its obligations as set forth in those options granted prior to the date of termination and surviving termination pursuant to other provisions herein, shall not then terminate.

    E. This Agreement shall terminate without further action of any party if the Employee shall die or become disabled. For purposes of this Agreement, the term "disability" shall mean a physical or mental incapacity of the Employee which has prevented him from performing the essential functions of his duties hereunder for ninety (90) days, whether or not consecutive, out of any twelve (12) consecutive months. In the case of any termination under this Section V.E., the Employee's obligations hereunder (other than, in the case of disability, those set forth in Sections III, IV. VI.B. and VI.C. of this Agreement) shall terminate. Upon such termination of the Employee's obligations, all of the Company's obligations

                                                                    PAGE 7 OF 11

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        hereunder, including without limitation its obligations to make the payments set forth in Section II shall terminate, provided, however that its obligations with respect to amounts payable prior to such termination and its obligations as set forth in those options granted prior to the date of termination and surviving termination pursuant to other provisions herein, shall not then terminate.

    F. Upon cessation of Employee's services hereunder, Employee will submit to Company all documents, records, plans and other tangible materials developed or obtained by Employee (including all copies thereof), whether or not from the Company, in connection with Employee's services which are in Employee's possession or under Employee's control, and Employee will to the fullest extent feasible reduce to useful documentary or media form and submit to Company all material knowledge and information which Employee has developed or acquired in connection with Employee's services and which the Company would not otherwise possess.

VI. ADDITIONAL UNDERTAKINGS BY THE EMPLOYEE

    A. During the Term, the Employee shall not enter into any agreements or arrangements with, nor perform any consulting services or other business services for, any third parties which would, by their nature or their terms, conflict with the terms hereof or the Employee's obligation and ability to perform his duties hereunder.

    B. During the Term of this Agreement and any renewal, and for a period of twenty four (24) months after cessation thereof, for whatever reason, the Employee will not:

        1. solicit any employee of the Company to terminate or modify that employee's employment relation or in any way to act in a manner detrimental to the Company;

        2. solicit any past or current client, or any partner, affiliate or agent of any past or current client, of the Company to terminate or modify that client's relationship with the Company or in any way to act in a manner detrimental to the Company;

        3. solicit any past or current client, or any partner, affiliate or agent of any past or current client, of the Company to purchase competitive products and services from another person or entity other than the Company, or to sell competitive products and services for or on behalf of another person or entity other than the Company;

        4. solicit any investor, affiliate, partner or agent of the Company to terminate or modify that person or entity's relationship with the Company or in any way to act in a manner detrimental to the Company;

        5. solicit any person or entity with whom the Company has business dealings to modify those dealings or act in a manner detrimental to the Company.

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    C.  NO COMPETITION. If the Company terminates the Employee's employment hereunder with or without Cause, or if the Employee terminates this Agreement for any reason, the Employee agrees that during a period of twelve months after the date of termination, the Employee will not, directly or indirectly, own, manage, operate, control or participate in the ownership management, operation or control of, or be connected with as an officer, employee, partner, director or otherwise, or have any financial interest in or aid or assist anyone else on a full-time, part-time or consulting basis in the conduct of, any business enterprise (including, without limitation, Net2Phone; FaciliCom; Cognigen; iPhone; Phone.com; LivePerson; DeltaThree; IXTC; VolTec, or any affiliates of the foregoing; or any of the Company's partners, agents or affiliates) in direct competition with the Company in any place in the world in which the Company has offices or conducts business or contemplates conducting business. Ownership not to exceed five percent (5%) of the voting stock of any publicly held corporation shall not constitute a violation hereof, provided Employee has no active role in the management, operation or control of the business enterprise

VII. REMEDIES FOR BREACH

     The Employee acknowledges that Employee's violation of any of the provisions of Sections III and IV and VI of this Agreement will cause irreparable injury to the Company, and Employee agrees that, in any case, that the Company shall be entitled, in addition to any other rights and remedies the Company may have at law or in equity, to an injunction enjoining and restraining Employee from doing or continuing to do any act which violates any provision of this Agreement.

VIII. SURVIVAL OF COVENANTS

     All covenants by the Employee contained Sections III, IV, V, VI and VII of this Agreement shall survive the termination of this Agreement, and shall be enforceable thereafter in accordance with their respective terms.

IX. DISPUTE RESOLUTION AND ARBITRATION

     A. Arbitration. In the event of any dispute, controversy, claim or difference that should arise between the parties out of or relating to or in connection with this Agreement or the breach thereof, the parties shall endeavor to settle such conflicts amicably among themselves. Should they fail to do so, the matter in dispute shall be settled by arbitration in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

    B. Award to be Final. Any award or judgment of the arbitrators shall be final and binding on the parties and shall be enforceable in any court of competent jurisdiction.

    C. Attorneys' Fees. All reasonable attorneys' fees incurred by the prevailing party in the resolution of any dispute, controversy, claim or difference hereunder shall be borne by the losing party.

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X.  MISCELLANEOUS

    A. Notice. Any important notice required or permitted hereunder shall be validly and effectively given only if sent by telex, telefax, or if delivered personally to the other party, or if sent by certified mail, postage prepaid, to the address of the respective party first above indicated or to such other address as shall be advised by either party to the other in writing, with a copy of said notice being sent to Stairs Dillenbeck Finley & Merle, 330 Madison Avenue, New York, New York 10017,
        Attn: Santiago Rendon, Esq. For purposes of proving delivery by mail as aforesaid, unless otherwise specifically provided, it shall be sufficient to demonstrate that the letter containing the notice was properly addressed and duly deposited at a post office as a certified letter with sufficient postage attached thereto.

    B. Severability. Should one or more provisions of this Agreement be held unenforceable, for whatever cause, the validity of the remainder of this Agreement shall remain unaffected. The parties shall, in such event, attempt in good faith to agree on new provisions which best correspond to the object of this Agreement.

    C. Entire Agreement. The parties have entered into the present Agreement after negotiations and discussions, an examination of its text, and an opportunity to consult counsel. This Agreement constitutes the entire understanding between the parties regarding to specific subject matter covered herein. This Agreement supersedes any and all prior written or oral contracts or understandings between the parties hereto, including, without limitation, the 1998 Agreement, except the provisions thereof recited in Section II of this Agreement shall survive, and be incorporated by reference herein, for the purposes recited in Section II hereof. between the Employee and the Company, and neither party shall be bound by any statements or representations made by either party not embodied in this Agreement. The confidentiality provisions contained in
        Section III hereof shall apply retroactively to the entire relationship of the parties from the date of May 1, 1998. No provisions herein contained shall be waived, modified or altered, except by an instrument in writing, duly executed by the parties hereto.

    D. Relationship of Parties. This Agreement and the transactions of the parties thereunder, shall be deemed to create, for all purposes, an employer-employee relationship between the Company and Employee, and not to constitute a joint venture or partnership. Unless otherwise agreed by both parties in writing, it is agreed that Employee shall have no right or authority to act for or to bind the Company in any way, or to represent that the Company is responsible for the acts or omissions of Employee.

    E. Governing Law. This Agreement shall be subject to and governed in all respects by, the substantive laws of the State of New York, U.S.A., without giving effect to the conflict of laws principles thereof. This Agreement shall be construed without regard to or aid of any presumption or other rule requiring construction against the patry drawing or causing this Agreement to be drawn since counsel for both the Company and the Employee have combined in creating same.

    F. No Implied Waivers. No delay or omission by either party to exercise its rights and remedies in connection with the breach or default of the other shall operate as or be construed as a waiver of such rights or remedies as to any subsequent breach.

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    G.  Counterparts. This Agreement may be executed in any number of counterparts, but all counterparts hereof shall together constitute but one agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by both of the parties.

    H. Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement only.

    I. Assignment. Neither party will have the right to assign, pledge or transfer all or any part of this Agreement without the prior written consent of the other, and any such purported assignment, pledge or transfer by a party without such prior written consent shall be void, except that the Company may assign its rights, but only along with its obligations, under this Agreement to any successor entity or any other entity which acquires, or into which may be merged, the Company.

    J. Capacity. Each party represents one to the other that it is under no incapacity to enter into or perform this Agreement and that each person signing this Agreement on its behalf has the authority to do so, and each shall never otherwise assert.

    K. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY  CallNOW.com, Inc.

By: /s/ Christian Bardenheuer
   ----------------------------------------
Name: Christian Bardenheuer, Chief Executive Officer

And
EMPLOYEE
   /s/ Christopher R. Seelbach
-------------------------------------------
Christopher R. Seelbach

                                                                   PAGE 11 OF 11

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